Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Media@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2018 FIRST-QUARTER RESULTS;
INCREASES, PRIMARILY TO REFLECT A LOWER EFFECTIVE TAX RATE, 2018 FULL-YEAR REPORTED DILUTED EPS, REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY 8% TO 11% VS. 2017 ADJUSTED DILUTED EPS OF $4.72

2018 First-Quarter

•	Reported diluted earnings per share of $1.00, down by $0.02 or 2.0% versus $1.02 in 2017

•	Adjusted diluted earnings per share of $1.00, up by $0.02 or 2.0% versus $0.98 in 2017

•	Excluding favorable currency of $0.03, adjusted diluted earnings per share down by $0.01 or 1.0% versus $0.98 in 2017 as detailed in the attached Schedule 2

•	Cigarette and heated tobacco unit shipment volume of 173.8 billion, down by 2.3%, or by 1.1% excluding the net impact of total estimated inventory movements, reflecting:

•	Cigarette shipment volume of 164.3 billion units, down by 9.3 billion units or 5.3%

•	Heated tobacco unit shipment volume of 9.6 billion units, up by 5.1 billion units versus 2017

•	Net revenues of $6.9 billion, up by 13.7%

•	Excluding favorable currency of $327 million, net revenues up by 8.3% as detailed in the attached
Schedule 3

•	Operating income of $2.4 billion, up by 0.4%

•	Excluding favorable currency of $76 million, operating income down by 2.7% as detailed in the attached Schedule 4

•	Adjusted operating income, reflecting the items detailed in the attached Schedule 5, of $2.4 billion, up by 0.4%

•	Excluding favorable currency of $76 million, adjusted operating income down by 2.7% as detailed in the attached Schedule 5

2018 Full-Year Forecast

•
PMI increases, primarily to reflect a lower effective tax rate, its 2018 full-year reported diluted earnings per share forecast to be in a range of $5.25 to $5.40, at prevailing exchange rates, representing a projected increase of approximately 35% to 39% versus reported diluted earnings per share of $3.88 in 2017.

•
Excluding a favorable currency impact, at prevailing exchange rates, of approximately $0.16, the forecast range represents a projected increase of approximately 8% to 11% versus adjusted diluted earnings per share of $4.72 in 2017 as detailed in the attached Schedule 2.

•	This forecast assumes:

•	Currency-neutral net revenue growth of approximately 8.0%;

•	Operating cash flow of over $9.0 billion;

•	Capital expenditures of approximately $1.7 billion;

•	A full-year effective tax rate of approximately 26%; and

•	No share repurchases.

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2018 FIRST-QUARTER CONSOLIDATED RESULTS
NEW YORK, April 19, 2018 – Philip Morris International Inc. (NYSE: PM) today announced its 2018 first-quarter results.
"We began the year with strong, currency-neutral net revenue growth of more than 8% in the quarter, driven by higher volume for heated tobacco units and IQOS devices coupled with higher pricing from our combustible product portfolio," said André Calantzopoulos, Chief Executive Officer.
"Our increased full-year EPS guidance reflects the benefit of a lower effective tax rate and incorporates, at this early stage in the year, some caution regarding: on-going volume challenges in the GCC; the pricing environment in Russia; and less-rapid-than-initially-projected growth in sales of devices to consumers in Japan in the first quarter, as we are now reaching more conservative adult smoker segments that may require, at least at first, slightly more time for adoption. Even if this temporary dynamic in Japan persists, we remain on track to double our worldwide in-market sales of heated tobacco units compared to 2017."
"We are confident in our ability to deliver strong results this year and remain steadfast in our commitment to generously reward our shareholders."

Conference Call
A conference call, hosted by Martin King, Chief Financial Officer, will be webcast at 9:00 a.m., Eastern Time, on April 19, 2018. Access is at www.pmi.com/2018Q1earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Impact of U.S. Tax Reform
PMI's 2018 full-year diluted earnings per share forecast assumes a full-year effective tax rate of approximately 26%. The reduction in this rate compared to the full-year effective tax rate of 28% communicated in February 2018 mainly reflects two factors:

•
further analysis and interpretation of the scope and impact of the Tax Cuts and Jobs Act (the “Act”), primarily related to foreign tax credit limitations due to the Act's Global Intangible Low Taxed Income provisions; and

•	revised foreign income tax estimates due to a change in the mix of our foreign earnings.
The Act has significant complexity, and our final full-year effective tax rate may differ from this assumption, due to, among other things, additional guidance that may be issued by the U.S. Treasury Department and the Internal Revenue Service, related interpretations and clarifications of tax law, and earnings mix by taxing jurisdiction.
Dividends
During the quarter, PMI declared a regular quarterly dividend of $1.07, representing an annualized rate of $4.28 per common share.

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Key Terms, Definitions and Explanatory Notes
General

•	"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•	Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units.

•	[NEW] Key market data regarding total market size, PMI shipments and market share can be found in Appendix 1 provided with this press release.

•
References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•
[NEW] Effective January 1, 2018, PMI began managing its business in six reporting segments as follows: the European Union Region (EU); the Eastern Europe Region (EE); the Middle East & Africa Region (ME&A), which includes PMI Duty Free; the South & Southeast Asia Region (S&SA); the East Asia & Australia Region (EA&A); and the Latin America & Canada Region (LA&C).

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

•	[NEW] "The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).

Financial

•
[NEW] Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
[NEW] PMI has adopted Accounting Standard Update ASU 2014-09 "Revenue from Contracts with Customers" as of January 1, 2018 on a retrospective basis. PMI made an accounting policy election to exclude excise taxes collected from customers from the measurement of the transaction price, thereby presenting revenues, net of excise taxes in all periods. The underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with PMI's current business model and practices.

•
[NEW] PMI adopted Accounting Standard Update ASU 2017-07 "Compensation - Retirement Benefits" as of January 1, 2018 on a retrospective basis. Previously, total pension and other employee benefit costs were included in operating income. Beginning January 1, 2018, only the service cost component is required to be shown in operating income, while all other cost components are presented in a new line item “pension and other employee benefit costs" below operating income.

•
[NEW] Prior to 2018, management evaluated business segment performance, and allocated resources, based on operating companies income, or OCI. Effective January 1, 2018, management began evaluating business segment performance, and allocating resources, based on operating income, or OI.

•
[NEW] "Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of IQOS devices produced by third-party electronics manufacturing service providers.  Estimated costs associated with IQOS warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.

•
[NEW] "Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.

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•
[NEW] "Cost/Other" in the Financial Summary table of total PMI and the six reporting segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs; asset impairment and exit costs; and amortization of intangibles.

•	[NEW] "Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.

•
[NEW] "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
[NEW] Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•	[NEW] IQOS is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

•
"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•
[NEW] Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

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SHIPMENT VOLUME

PMI Shipment Volume by Region	First-Quarter
(million units)	2018	2017	Change
Cigarettes
European Union	39,671	42,540	(6.7)%
Eastern Europe	22,039	24,596	(10.4)%
Middle East & Africa	29,248	31,978	(8.5)%
South & Southeast Asia	40,218	37,899	6.1%
East Asia & Australia	14,091	17,243	(18.3)%
Latin America & Canada	19,013	19,296	(1.5)%
Total PMI	164,280	173,552	(5.3)%

Heated Tobacco Units
European Union	928	184	+100%
Eastern Europe	564	54	+100%
Middle East & Africa	709	51	+100%
South & Southeast Asia	—	—	—%
East Asia & Australia	7,342	4,145	77.1%
Latin America & Canada	23	1	+100%
Total PMI	9,566	4,435	+100%

Cigarettes and Heated Tobacco Units
European Union	40,599	42,724	(5.0)%
Eastern Europe	22,603	24,650	(8.3)%
Middle East & Africa	29,957	32,029	(6.5)%
South & Southeast Asia	40,218	37,899	6.1%
East Asia & Australia	21,433	21,388	0.2%
Latin America & Canada	19,036	19,297	(1.4)%
Total PMI	173,846	177,987	(2.3)%
PMI's total shipment volume decreased by 2.3%, principally due to:

•	the EU, reflecting lower cigarette shipment volume mainly in France, Germany and Poland;

•	Eastern Europe, reflecting lower cigarette shipment volume mainly in Russia and Ukraine; and

•
Middle East & Africa, reflecting lower cigarette shipment volume mainly in the GCC, notably Saudi Arabia, and North Africa, notably Algeria, partly offset by higher cigarette shipment volume mainly in Turkey and PMI Duty Free;

partly offset by

•	South & Southeast Asia, reflecting higher cigarette shipment volume, driven mainly by Pakistan and Thailand, partly offset by Indonesia; and

•	East Asia & Australia, reflecting higher heated tobacco unit shipment volume, driven by Japan and Korea.
Excluding the net unfavorable impact of total estimated distributor inventory movements of approximately 2.1 billion units, driven mainly by Japan and Saudi Arabia, PMI's total shipment volume decreased by 1.1%.
PMI shipment volume by brand is shown in the table below.

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PMI Shipment Volume by Brand	First-Quarter
(million units)	2018	2017	Change
Cigarettes
Marlboro	57,973	62,399	(7.1)%
L&M	19,225	21,913	(12.3)%
Chesterfield	13,875	11,544	20.2%
Philip Morris	10,659	10,608	0.5%
Sampoerna A	8,624	9,913	(13.0)%
Parliament	8,460	9,199	(8.0)%
Bond Street	6,975	8,485	(17.8)%
Dji Sam Soe	6,696	4,459	50.2%
Lark	5,517	6,526	(15.5)%
Fortune	3,583	2,882	24.3%
Others	22,693	25,624	(11.4)%
Total Cigarettes	164,280	173,552	(5.3)%
Heated Tobacco Units	9,566	4,435	+100.0%
Total PMI	173,846	177,987	(2.3)%

Note: Sampoerna A includes Sampoerna.
PMI's cigarette shipment volume of the following brands decreased:

•	Marlboro, mainly due to Germany, Japan and Saudi Arabia, partly offset by Indonesia and Turkey;

•	L&M, mainly due to Germany, North Africa, Russia and Saudi Arabia, partly offset by Thailand;

•	Sampoerna A in Indonesia, partly reflecting the impact of its retail price increasing past its round pack price point in the fourth quarter of 2017;

•	Parliament, mainly due to Japan, Russia and Saudi Arabia, partly offset by Turkey;

•	Bond Street, mainly due to Russia and Ukraine;

•	Lark, mainly due to Japan, partly offset by Turkey; and

•
"Others," mainly due to: mid-price brands, notably Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; and the successful portfolio consolidation of local, low-price brands into international trademarks, notably in Russia; partly offset by low-price brands in Pakistan.

PMI's cigarette shipment volume of the following brands increased:

•	Chesterfield, mainly driven by Brazil, Colombia, Italy, Saudi Arabia and Turkey;

•	Philip Morris, mainly driven by Russia, partly offset by Argentina and Italy;

•	Dji Sam Soe in Indonesia, notably reflecting the continued strong performance of its Magnum Mild 16s variant launched in the second quarter of 2017; and

•	Fortune in the Philippines, reflecting the favorable impact of its narrowed retail price gap to competitors' products.
The increase in PMI's heated tobacco unit shipment volume was driven by East Asia & Australia, primarily Japan and Korea.

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FINANCIAL SUMMARY

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 6,896	$ 6,064	13.7%	8.3%	832	327	342	163	—
Cost of Sales	(2,615)	(2,177)	(20.1)%	(13.9)%	(438)	(136)	—	(335)	33
Marketing, Administration and Research Costs	(1,833)	(1,449)	(26.5)%	(18.6)%	(384)	(115)	—	—	(269)
Amortization of Intangibles	(22)	(22)	—%	—%	—	—	—	—	—
Operating Income	$ 2,426	$ 2,416	0.4%	(2.7)%	10	76	342	(172)	(236)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 2,426	$ 2,416	0.4%	(2.7)%	10	76	342	(172)	(236)

Adjusted Operating Income Margin	35.2%	39.8%	(4.6)pp	(4.0)pp
NET REVENUES BY PRODUCT CATEGORY

PMI Net Revenues	First-Quarter
(in millions)				Excl.
	2018	2017	Change	Curr.
Combustible Products
European Union	$ 1,836	$ 1,709	7.4%	(5.8)%
Eastern Europe	527	513	2.8%	(2.6)%
Middle East & Africa	884	957	(7.7)%	(9.0)%
South & Southeast Asia	1,081	1,031	4.8%	5.6%
East Asia & Australia	737	813	(9.4)%	(12.2)%
Latin America & Canada	704	605	16.3%	16.5%
Total PMI	$ 5,769	$ 5,629	2.5%	(2.5)%

RRPs
European Union	$ 152	$ 31	+100%	+100%
Eastern Europe	40	3	+100%	+100%
Middle East & Africa	77	4	+100%	+100%
South & Southeast Asia	—	—	—%	—%
East Asia & Australia	854	396	+100%	+100%
Latin America & Canada	4	—	—%	—%
Total PMI	$ 1,127	$ 435	+100%	+100%

Combustible Products and RRPs
European Union	$ 1,988	$ 1,740	14.3%	0.2%
Eastern Europe	567	516	9.9%	4.3%
Middle East & Africa	961	961	—%	(1.5)%
South & Southeast Asia	1,081	1,031	4.8%	5.6%
East Asia & Australia	1,591	1,210	31.5%	27.5%
Latin America & Canada	708	606	16.8%	17.0%
Total PMI	$ 6,896	$ 6,064	13.7%	8.3%
Note: Sum of product categories or Regions might not foot to total PMI due to rounding.

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During the quarter, net revenues, excluding favorable currency, increased by 8.3%, driven by a favorable pricing variance from across all Regions, notably S&SA and LA&C, including higher IQOS device sales, mainly in EA&A, as well as favorable volume/mix, driven primarily by EA&A, despite the impact of the tax-driven cigarette industry volume decline and related down-trading in the GCC, principally Saudi Arabia.
Operating income, excluding favorable currency, decreased by 2.7%, mainly due to: unfavorable volume/mix, largely due to the GCC, principally Saudi Arabia; higher marketing, administration and research costs, primarily reflecting increased investment behind reduced-risk products, predominantly in the EU; and the full-year contribution of $80 million to the Foundation for a Smoke-Free World; partly offset by a favorable pricing variance across all Regions and favorable manufacturing costs, notably in S&SA and EA&A.
Adjusted operating income margin, excluding currency, decreased by 4.0 points to 35.8%, reflecting the factors mentioned above, as detailed in the attached Schedule 6.

EUROPEAN UNION REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,988	$ 1,740	14.3%	0.2%	248	245	46	(43)	—

Operating Income	$ 740	$ 748	(1.1)%	(15.8)%	(8)	110	46	(67)	(97)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 740	$ 748	(1.1)%	(15.8)%	(8)	110	46	(67)	(97)

Adjusted Operating Income Margin	37.2%	43.0%	(5.8)pp	(6.9)pp
During the quarter, net revenues, excluding favorable currency, increased by 0.2%, mainly reflecting: a favorable pricing variance, driven principally by Germany, Poland and the United Kingdom, partly offset by France; and unfavorable volume/mix, notably in France and Germany, partly offset by Italy.
Operating income, excluding favorable currency, decreased by 15.8%, mainly due to: unfavorable volume/mix, notably in France and Germany, and higher marketing, administration and research costs, primarily reflecting increased investment behind reduced-risk products across the Region, partly offset by a favorable pricing variance.
Adjusted operating income margin, excluding currency, decreased by 6.9 points to 36.1%, reflecting the factors mentioned above, as detailed on Schedule 6.

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Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	First-Quarter
			Change
	2018	2017	% / pp
Total Market (billion units)	107.7	112.3	(4.1)%

PMI Shipment Volume (million units)
Cigarettes	39,671	42,540	(6.7)%
Heated Tobacco Units	928	184	+100.0%
Total EU	40,599	42,724	(5.0)%

PMI Market Share
Marlboro	18.3%	18.8%	(0.5)
L&M	6.7%	7.0%	(0.3)
Chesterfield	5.9%	6.1%	(0.2)
Philip Morris	3.1%	3.2%	(0.1)
HEETS	0.8%	0.1%	0.7
Others	3.4%	3.2%	0.2
Total EU	38.2%	38.4%	(0.2)
In the quarter, the estimated total market in the EU decreased by 4.1% to 107.7 billion units, or by 3.4% excluding the net impact of unfavorable estimated trade inventory movements, notably due to:

•	France, down by 9.4%, primarily reflecting the impact of significant excise-tax driven price increases in November 2017 and March 2018;

•
Germany, down by 7.9%, or by 3.0% excluding the net impact of estimated trade inventory movements largely related to the fourth quarter of 2017, primarily reflecting the impact of pricing in 2017 and in March 2018; and

•	Poland, down by 3.7%, or by 1.8% excluding the net impact of estimated trade inventory movements largely related to the fourth quarter of 2017.
PMI's total shipment volume decreased by 5.0% to 40.6 billion units, notably due to:

•
France, down by 8.9%, primarily due to a lower total market, partly offset by higher market share primarily driven by: Marlboro, partly resulting from the narrowing of its retail price gap with low price brands to €0.30/pack as of March 2018; and Philip Morris, reflecting its momentum during the first two months of 2018 driven by its price repositioning to €7.00/pack in November 2017;

•	Germany, down by 12.4%, primarily due to a lower total market and market share, reflecting the unfavorable impact of the estimated trade inventory movements; and

•
Poland, down by 9.2%, primarily due to: a lower total market, as well as lower market share, mainly due to: Marlboro, reflecting the impact of a widened retail price gap with the low price end of the market, as well as switching to reduced-risk products; and L&M, reflecting an unfavorable comparison with the first quarter of 2017 related to brand support;

partly offset by

•	Italy, up by 2.1%, driven by favorable comparisons to the first quarter of 2017 related to distributor inventory movements, as well as higher heated tobacco unit shipment volume; and

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•	Spain, up by 1.9%, driven by favorable comparisons to the first quarter of 2017 related to distributor inventory movements.
PMI's total market share decreased by 0.2 points to 38.2%, with declines in Germany, mainly reflecting the unfavorable impact of the estimated trade inventory movements, and Poland, partly offset by gains in France, Italy, Romania and Spain.

EASTERN EUROPE REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 567	$ 516	9.9%	4.3%	51	29	60	(38)	—

Operating Income	$ 151	$ 159	(5.0)%	(10.1)%	(8)	8	60	(47)	(29)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 151	$ 159	(5.0)%	(10.1)%	(8)	8	60	(47)	(29)

Adjusted Operating Income Margin	26.6%	30.8%	(4.2)pp	(4.2)pp
During the quarter, net revenues, excluding favorable currency, increased by 4.3%, principally driven by a favorable pricing variance, notably in Russia and Ukraine, partly offset by unfavorable volume/mix, primarily due to Russia.
Operating income, excluding favorable currency, decreased by 10.1%, principally due to: unfavorable volume/mix; higher manufacturing costs; and higher marketing, administration and research costs primarily reflecting increased investments behind IQOS in Russia; partly offset by a favorable pricing variance.
Adjusted operating income margin, excluding currency, decreased by 4.2 points to 26.6%, reflecting the factors mentioned above, as detailed on Schedule 6.

Total Market, PMI Shipment & Market Share Commentaries
In the quarter, the estimated total market in Eastern Europe decreased, notably due to:

•
Russia, down by 8.3%, or by 7.3% excluding the unfavorable impact of estimated trade inventory movements, primarily reflecting the timing and impact of retail price increases in 2017 and the quarter, as well as an increase in the prevalence of illicit trade; and

•
Ukraine, down by 11.4%, or by 9.4% excluding the net impact of estimated trade inventory movements related to the fourth quarter of 2017, primarily reflecting the impact of excise tax-driven retail price increases in 2017 and the quarter.

PMI Shipment Volume	First-Quarter
(million units)	2018	2017	Change
Cigarettes	22,039	24,596	(10.4)%
Heated Tobacco Units	564	54	+100.0%
Total Eastern Europe	22,603	24,650	(8.3)%
PMI's total shipment volume decreased by 8.3% to 22.6 billion units, notably in:

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•
Russia, down by 13.9%, or by 12.7% excluding the unfavorable impact of estimated inventory movements, mainly due to the lower total market; lower market share, largely due to Bond Street, partly reflecting the impact of down-trading to competitive products in the low price segment, partly offset by higher share of premium-priced brands; and

•	Ukraine, down by 9.5%, mainly due to the lower total market;
partly offset by

•	higher heated tobacco unit shipment volume, notably in Russia and Ukraine.

MIDDLE EAST & AFRICA REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 961	$ 961	—%	(1.5)%	—	14	19	(33)	—

Operating Income	$ 374	$ 491	(23.8)%	(17.3)%	(117)	(32)	19	(50)	(54)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 374	$ 491	(23.8)%	(17.3)%	(117)	(32)	19	(50)	(54)

Adjusted Operating Income Margin	38.9%	51.1%	(12.2)pp	(8.2)pp
During the quarter, net revenues, excluding favorable currency decreased by 1.5%, principally due to unfavorable volume/mix, primarily due to Saudi Arabia, partly offset by Turkey. The unfavorable volume/mix was partly offset by a favorable pricing variance, driven mainly by Saudi Arabia, partly offset by Turkey.
Operating income, excluding unfavorable currency, decreased by 17.3%, predominantly due to unfavorable volume/mix and higher marketing, administration and research costs primarily related to Saudi Arabia, partly offset by a favorable pricing variance.
Adjusted operating income margin, excluding currency, decreased by 8.2 points to 42.9%, reflecting the factors mentioned above, as detailed on Schedule 6.

Total Market, PMI Shipment & Market Share Commentaries
In the quarter, the estimated total market in the Middle East & Africa decreased, notably due to:

•	Algeria, down by 26.7%, or by 4.4% excluding the net unfavorable impact of estimated trade inventory movements, primarily reflecting an increase in the prevalence of illicit trade;

•	Saudi Arabia, down by 40.8%, primarily reflecting the impact of retail price increases in 2017 and the quarter following the introduction of the new excise tax in June 2017 and VAT in January 2018;
partly offset by

•	Turkey, up by 12.4%, primarily reflecting a lower prevalence of illicit trade.

- -11 -

PMI Shipment Volume	First-Quarter
(million units)	2018	2017	Change
Cigarettes	29,248	31,978	(8.5)%
Heated Tobacco Units	709	51	+100.0%
Total Middle East & Africa	29,957	32,029	(6.5)%
PMI's total shipment volume decreased by 6.5% to 30.0 billion units, notably in:

•	Algeria, down by 29.1%, mainly reflecting the lower total market; and

•
Saudi Arabia, down by 74.5%, or by 57.9% excluding the unfavorable impact of adjustments to distributor inventory levels in the quarter, reflecting the lower total market and market share due to the impact of the aforementioned excise tax and VAT increases on retail prices;

partly offset by

•	Turkey, up by 16.8%, reflecting a higher total market and market share; and

•	higher heated tobacco shipment volume, notably in PMI Duty Free.

SOUTH & SOUTHEAST ASIA REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,081	$ 1,031	4.8%	5.6%	50	(8)	102	(44)	—

Operating Income	$ 429	$ 370	15.9%	19.2%	59	(12)	102	(54)	23
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 429	$ 370	15.9%	19.2%	59	(12)	102	(54)	23

Adjusted Operating Income Margin	39.7%	35.9%	3.8pp	4.6pp
During the quarter, net revenues, excluding unfavorable currency, increased by 5.6%, reflecting: a favorable pricing variance, driven principally by Indonesia and the Philippines, partly offset by Thailand. The favorable pricing variance was partly offset by unfavorable volume/mix, largely due to Indonesia, partly offset by Pakistan and Thailand.
Operating income, excluding unfavorable currency, increased by 19.2%, mainly driven by a favorable pricing variance, as well as a favorable manufacturing and marketing, administration and research cost comparison, notably in Indonesia and the Philippines. The favorable pricing variance and cost comparison were partly offset by unfavorable volume/mix, mainly in Indonesia, partly offset by Pakistan and Thailand.
Adjusted operating income margin, excluding currency, increased by 4.6 points to 40.5%, reflecting the factors mentioned above, as detailed on Schedule 6.

Total Market, PMI Shipment & Market Share Commentaries
In the quarter, the estimated total market in South & Southeast Asia increased, notably driven by:

•
Pakistan, up over 100% or approximately 8.4 billion units, or by 31.4% excluding the favorable impact of estimated trade inventory movements, notably reflecting an increase in the duty-paid market driven by a reduction in the prevalence of illicit trade resulting from excise tax reform in May 2017;

- -12 -

partly offset by

•	Indonesia, down by 2.3%, reflecting soft consumer spending and above inflation excise tax-driven retail price increases in the quarter;

•
the Philippines, down by 7.8%, reflecting the impact of excise tax-driven retail price increases in 2017 and an approximately 25% excise-tax driven increase to the industry weighted average retail pack price in the quarter; and

•	Thailand, down by 8.9%, primarily reflecting the impact of excise tax-driven price increases in the quarter.

PMI Shipment Volume	First-Quarter
(million units)	2018	2017	Change
Cigarettes	40,218	37,899	6.1%
Heated Tobacco Units	—	—	—%
Total South & Southeast Asia	40,218	37,899	6.1%
PMI's total shipment volume increased by 6.1% to 40.2 billion units, mainly driven by:

•	Pakistan, up over 100%, reflecting the higher total market, primarily driven by the reduction in the prevalence of illicit trade and the favorable impact of estimated trade inventory movements; and

•	Thailand, up by 45.9%, mainly reflecting higher market share driven by the price repositioning of L&M;
partly offset by

•	Indonesia, down by 1.8%, mainly due to the lower total market, partially offset by higher market share, driven by Marlboro Filter Black 20s and Dji Sam Soe Magnum Mild 16s; and

•	the Philippines, down by 1.4%, mainly due to the lower total market, largely offset by higher market share.

EAST ASIA & AUSTRALIA REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,591	$ 1,210	31.5%	27.5%	381	48	15	318	—

Operating Income	$ 515	$ 472	9.1%	5.7%	43	16	15	46	(34)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 515	$ 472	9.1%	5.7%	43	16	15	46	(34)

Adjusted Operating Income Margin	32.4%	39.0%	(6.6)pp	(6.7)pp
During the quarter, net revenues, excluding favorable currency, increased by 27.5%, reflecting a favorable pricing variance, driven principally by Australia and Japan, as well as a favorable volume/mix, driven by heated tobacco unit volume in Japan and Korea.
Operating income, excluding favorable currency, increased by 5.7%, mainly driven by a favorable pricing variance, favorable volume/mix, mainly in Korea, and a favorable manufacturing cost comparison driven by Japan, partly offset by higher marketing, administration and research costs, principally related to increased investment behind reduced-risk products in Japan and Korea and affiliate reorganization costs in Australia.

- -13 -

Adjusted operating income margin, excluding currency, decreased by 6.7 points to 32.3%, reflecting the factors mentioned above, as detailed on Schedule 6.

Total Market, PMI Shipment & Market Share Commentaries
In the quarter, the estimated total market in East Asia & Australia decreased, notably due to:

•	Australia, down by 8.4%, primarily reflecting the impact of excise tax-driven retail price increases in 2017 and in the quarter;

•	Japan, down by 2.3%, primarily reflecting the decline of the total estimated cigarette market; and

•	Taiwan, down by 20.2%, primarily reflecting the impact of excise tax-driven retail price increases in June 2017.

PMI Shipment Volume	First-Quarter
(million units)	2018	2017	Change
Cigarettes	14,091	17,243	(18.3)%
Heated Tobacco Units	7,342	4,145	77.1%
Total East Asia & Australia	21,433	21,388	0.2%
PMI's total shipment volume increased by 0.2% to 21.4 billion units, or by 11.2% excluding the unfavorable impact of an estimated 1.0 billion cigarette units and 1.4 billion heated tobacco units of distributor inventory movements in Japan compared to the first quarter of 2017, driven by:

•	higher heated tobacco unit shipment volume in Japan and Korea, reflecting higher market share;
largely offset by

•	lower cigarette shipment in Japan and Korea, down by 25.8% and 6.1%, respectively, primarily reflecting the lower total cigarette market and lower cigarette market share.

LATIN AMERICA & CANADA REGION

Financial Summary - Quarters Ended March 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2018	2017	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 708	$ 606	16.8%	17.0%	102	(1)	100	3	—

Operating Income	$ 217	$ 176	23.3%	31.3%	41	(14)	100	—	(45)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 217	$ 176	23.3%	31.3%	41	(14)	100	—	(45)

Adjusted Operating Income Margin	30.6%	29.0%	1.6pp	3.6pp
During the quarter, net revenues, excluding unfavorable currency, increased by 17.0%, reflecting a favorable pricing variance across the Region, notably Argentina, Canada and Mexico.
Operating income, excluding unfavorable currency, increased by 31.3%, largely reflecting a favorable pricing variance, partly offset by higher manufacturing costs, mainly in Argentina, and higher marketing, administration and research costs, partly related to increased investment behind reduced-risk products in the Region.
Adjusted operating income margin, excluding currency, increased by 3.6 points to 32.6%, principally driven by the factors mentioned above, as detailed on Schedule 6.

- -14 -

Total Market, PMI Shipment & Market Share Commentaries
In the quarter, the estimated total market in Latin America & Canada decreased, notably due to:

•	Brazil, down by 8.0%, primarily reflecting the impact of retail price increases in 2017;

•	Colombia, down by 15.7%, primarily reflecting the impact of excise tax-driven retail price increases of approximately 25%; and

•	Mexico, down by 2.7%, primarily reflecting the impact of the retail price increases in January 2018.

PMI Shipment Volume	First-Quarter
(million units)	2018	2017	Change
Cigarettes	19,013	19,296	(1.5)%
Heated Tobacco Units	23	1	+100.0%
Total Latin America & Canada	19,036	19,297	(1.4)%
PMI's total shipment volume decreased by 1.4% to 19.0 billion units, notably in:

•	Argentina, down by 1.7%, reflecting the lower total market and lower market share; and

•	Mexico, down by 4.0%, reflecting the lower total market and lower market share.

- -15 -

Philip Morris International: Who We Are
We are a leading international tobacco company engaged in the manufacture and sale of cigarettes and other nicotine-containing products in markets outside the United States of America.  We’re building our future on smoke-free products that are a much better consumer choice than continuing to smoke cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, we aim to ensure that our smoke-free products meet adult consumer preferences and rigorous regulatory requirements. Our vision is that these products ultimately replace cigarettes to the benefit of adult smokers, society, our company and our shareholders.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2017. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -16 -

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Quarters Ended March 31,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, %
				Total			Cigarette			HTU			Total			HTU
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	pp Change	2018	2017	pp Change

European Union
France	9.8	10.8	(9.4)	4.3	4.7	(8.9)	4.3	4.7	(8.8)	—	—	—	44.4	42.8	1.6	0.1	—	0.1
Germany	16.1	17.5	(7.9)	5.8	6.7	(12.4)	5.8	6.7	(13.2)	0.1	—	—	36.3	38.2	(1.9)	0.4	—	0.4
Italy	16.1	16.2	(0.9)	8.0	7.8	2.1	7.7	7.7	(0.4)	0.3	0.1	+100	52.1	51.7	0.4	1.5	0.5	1.0
Poland	9.8	10.2	(3.7)	3.9	4.3	(9.2)	3.9	4.3	(10.3)	—	—	—	39.7	42.1	(2.4)	0.5	—	0.5
Spain	9.9	9.9	0.3	3.2	3.2	1.9	3.2	3.2	2.2	—	—	—	32.3	32.1	0.2	0.3	0.1	0.2

Eastern Europe
Russia (1)	51.2	55.8	(8.3)	12.8	14.8	(13.9)	12.5	14.8	(15.5)	0.3	—	—	26.3	27.4	(1.1)	—	—	—

Middle East & Africa
Saudi Arabia	4.9	8.2	(40.8)	1.1	4.2	(74.5)	1.1	4.2	(74.5)	—	—	—	41.6	54.1	(12.5)	—	—	—
Turkey (1)	24.7	22.0	12.4	11.5	9.8	16.8	11.5	9.8	16.8	—	—	—	43.1	42.9	0.2	—	—	—

South & Southeast Asia
Indonesia	69.3	71.0	(2.3)	23.0	23.4	(1.8)	23.0	23.4	(1.8)	—	—	—	33.2	33.0	0.2	—	—	—
Philippines	15.3	16.6	(7.8)	10.8	11.0	(1.4)	10.8	11.0	(1.4)	—	—	—	70.5	65.9	4.6	—	—	—

East Asia & Australia
Australia	2.9	3.2	(8.4)	0.8	0.9	(5.6)	0.8	0.9	(5.6)	—	—	—	28.7	27.8	0.9	—	—	—
Japan	39.7	40.6	(2.3)	14.1	14.8	(4.9)	7.9	10.7	(25.8)	6.2	4.1	49.3	34.7	30.0	4.7	15.8	7.1	8.7
Korea	15.8	16.1	(2.2)	4.0	3.0	31.7	2.9	3.0	(6.1)	1.2	—	—	25.5	19.1	6.4	7.3	—	7.3

Latin America & Canada
Argentina	9.2	9.3	(1.0)	6.8	6.9	(1.7)	6.8	6.9	(1.7)	—	—	—	74.2	74.8	(0.6)	—	—	—
Canada	4.7	4.8	(3.6)	1.8	1.8	2.5	1.8	1.8	2.2	—	—	—	39.0	35.2	3.8	0.1	—	0.1
Mexico	7.6	7.9	(2.7)	4.9	5.1	(4.0)	4.9	5.1	(4.0)	—	—	—	63.5	64.4	(0.9)	—	—	—

(1) PMI Cigarette Market Share February QTD as measured by Nielsen
Note: % change for Total Market and PMI shipments is computed based on million units

		Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Diluted EPS	Quarters Ended
	March 31,
2018 Diluted Earnings Per Share (1)		$1.00
2017 Diluted Earnings Per Share (1)		$1.02
Change		$(0.02)
% Change	(2.0)%

Reconciliation:
2017 Diluted Earnings Per Share (1)		$1.02
2017 Asset impairment and exit costs		—
2017 Tax items	(0.04)
2018 Asset impairment and exit costs		—
2018 Tax items		—
Currency		0.03
Interest		—
Change in tax rate		0.03
Operations (2)	(0.04)
2018 Diluted Earnings Per Share (1)		$1.00

(1) Basic and diluted EPS were calculated using the following (in millions):

	Quarters Ended
	March 31,
	2018	2017
Net Earnings attributable to PMI	$ 1,556	$ 1,590
Less distributed and undistributed earnings attributable to share-based payment awards	3	3
Net Earnings for basic and diluted EPS	$ 1,553	$ 1,587

Weighted-average shares for basic EPS	1,553	1,552
Plus Contingently Issuable Performance Stock Units	1	1
Weighted-average shares for diluted EPS	1,554	1,553

(2) Includes the impact of shares outstanding and share-based payments

				Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

	Quarters Ended March 31,
	2018	2017	% Change
Reported Diluted EPS	$ 1.00	$ 1.02	(2.0)%
Currency	0.03
Reported Diluted EPS, excluding Currency	$ 0.97	$ 1.02	(4.9)%

	Quarters Ended March 31,			Year Ended
	2018	2017	% Change	2017
Reported Diluted EPS	$ 1.00	$ 1.02	(2.0)%	$ 3.88
Asset impairment and exit costs	—	—		—
Tax items	—	(0.04)		0.84
Adjusted Diluted EPS	$ 1.00	$ 0.98	2.0%	$ 4.72
Currency	0.03
Adjusted Diluted EPS, excluding Currency	$ 0.97	$ 0.98	(1.0)%

								Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended March 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2018					Combustible Products	2017	% Change
$ 1,836	$ 226	$ 1,610	—	$ 1,610	European Union	$ 1,709	7.4%	(5.8)%	(5.8)%
527	27	500	—	500	Eastern Europe	513	2.8%	(2.6)%	(2.6)%
884	12	871	—	871	Middle East & Africa	957	(7.7)%	(9.0)%	(9.0)%
1,081	(8)	1,089	—	1,089	South & Southeast Asia	1,031	4.8%	5.6%	5.6%
737	22	715	—	715	East Asia & Australia	813	(9.4)%	(12.2)%	(12.2)%
704	(1)	705	—	705	Latin America & Canada	605	16.3%	16.5%	16.5%
$ 5,769	$ 279	$ 5,490	—	$ 5,490	Total Combustible	$ 5,629	2.5%	(2.5)%	(2.5)%

2018					Reduced-Risk Products	2017	% Change
$ 152	$ 19	$ 133	—	$ 133	European Union	$ 31	+100%	+100%	+100%
40	2	38	—	38	Eastern Europe	3	+100%	+100%	+100%
77	2	76	—	76	Middle East & Africa	4	+100%	+100%	+100%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
854	26	828	—	828	East Asia & Australia	396	+100%	+100%	+100%
4	—	4	—	4	Latin America & Canada	—	—%	—%	—%
$ 1,127	$ 48	$ 1,079	—	$ 1,079	Total RRPs	$ 435	+100%	+100%	+100%

2018					PMI	2017	% Change
$ 1,988	$ 245	$ 1,743	—	$ 1,743	European Union	$ 1,740	14.3%	0.2%	0.2%
567	29	538	—	538	Eastern Europe	516	9.9%	4.3%	4.3%
961	14	947	—	947	Middle East & Africa	961	—%	(1.5)%	(1.5)%
1,081	(8)	1,089	—	1,089	South & Southeast Asia	1,031	4.8%	5.6%	5.6%
1,591	48	1,543	—	1,543	East Asia & Australia	1,210	31.5%	27.5%	27.5%
708	(1)	709	—	709	Latin America & Canada	606	16.8%	17.0%	17.0%
$ 6,896	$ 327	$ 6,569	—	$ 6,569	Total PMI	$ 6,064	13.7%	8.3%	8.3%

Note: Sum of product categories or Regions might not foot to total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Currency	Operating Income excluding Currency	Acquisitions	Operating Income excluding Currency & Acquisitions		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions

2018					Quarters Ended March 31,	2017	% Change
$ 740	$ 110	$ 630	—	$ 630	European Union	$ 748	(1.1)%	(15.8)%	(15.8)%
151	8	143	—	143	Eastern Europe	159	(5.0)%	(10.1)%	(10.1)%
374	(32)	406	—	406	Middle East & Africa	491	(23.8)%	(17.3)%	(17.3)%
429	(12)	441	—	441	South & Southeast Asia	370	15.9%	19.2%	19.2%
515	16	499	—	499	East Asia & Australia	472	9.1%	5.7%	5.7%
217	(14)	231	—	231	Latin America & Canada	176	23.3%	31.3%	31.3%
$ 2,426	$ 76	$ 2,350	—	$ 2,350	Total PMI	$ 2,416	0.4%	(2.7)%	(2.7)%

												Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions

2018							Quarters Ended March 31,	2017			% Change
$ 740	—	$ 740	$ 110	$ 630	—	$ 630	European Union	$ 748	—	$ 748	(1.1)%	(15.8)%	(15.8)%
151	—	151	8	143	—	143	Eastern Europe	159	—	159	(5.0)%	(10.1)%	(10.1)%
374	—	374	(32)	406	—	406	Middle East & Africa	491	—	491	(23.8)%	(17.3)%	(17.3)%
429	—	429	(12)	441	—	441	South & Southeast Asia	370	—	370	15.9%	19.2%	19.2%
515	—	515	16	499	—	499	East Asia & Australia	472	—	472	9.1%	5.7%	5.7%
217	—	217	(14)	231	—	231	Latin America & Canada	176	—	176	23.3%	31.3%	31.3%
$ 2,426	—	$ 2,426	$ 76	$ 2,350	—	$ 2,350	Total PMI	$ 2,416	—	$ 2,416	0.4%	(2.7)%	(2.7)%

														Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (1)	Net Revenues excluding Currency & Acqui-sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions

2018									Quarters Ended March 31,	2017			% Points Change
$ 740	$ 1,988	37.2%	$ 630	$ 1,743	36.1%	$ 630	$ 1,743	36.1%	European Union	$ 748	$ 1,740	43.0%	(5.8)	(6.9)	(6.9)
151	567	26.6%	143	538	26.6%	143	538	26.6%	Eastern Europe	159	516	30.8%	(4.2)	(4.2)	(4.2)
374	961	38.9%	406	947	42.9%	406	947	42.9%	Middle East & Africa	491	961	51.1%	(12.2)	(8.2)	(8.2)
429	1,081	39.7%	441	1,089	40.5%	441	1,089	40.5%	South & Southeast Asia	370	1,031	35.9%	3.8	4.6	4.6
515	1,591	32.4%	499	1,543	32.3%	499	1,543	32.3%	East Asia & Australia	472	1,210	39.0%	(6.6)	(6.7)	(6.7)
217	708	30.6%	231	709	32.6%	231	709	32.6%	Latin America & Canada	176	606	29.0%	1.6	3.6	3.6
$ 2,426	$ 6,896	35.2%	$ 2,350	$ 6,569	35.8%	$ 2,350	$ 6,569	35.8%	Total PMI	$ 2,416	$ 6,064	39.8%	(4.6)	(4.0)	(4.0)

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 5
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedule 3

		Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

	Quarters Ended March 31,
	2018	2017	Change Fav./(Unfav.)
Revenues including Excise Taxes	$ 18,426	$ 16,556	11.3%
Excise Taxes on products	11,530	10,492	(9.9)%
Net Revenues	6,896	6,064	13.7%
Cost of sales	2,615	2,177	(20.1)%
Gross profit	4,281	3,887	10.1%
Marketing, administration and research costs	1,833	1,449	(26.5)%
Asset impairment and exit costs	—	—
Amortization of intangibles	22	22
Operating Income	2,426	2,416	0.4%
Interest expense, net	227	219	(3.7)%
Pension and other employee benefit costs	6	20	70.0%
Earnings before income taxes	2,193	2,177	0.7%
Provision for income taxes	559	541	(3.3)%
Equity investments and securities (income)/loss, net	(13)	(22)
Net Earnings	1,647	1,658	(0.7)%
Net Earnings attributable to noncontrolling interests	91	68
Net Earnings attributable to PMI	$ 1,556	$ 1,590	(2.1)%

Per share data (1):
Basic Earnings Per Share	$ 1.00	$ 1.02	(2.0)%
Diluted Earnings Per Share	$ 1.00	$ 1.02	(2.0)%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters ended March 31, 2018 and 2017 are shown on Schedule 1, Footnote 1.

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios) / (Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$7,200	$8,447
All other current assets	13,393	13,147
Property, plant and equipment, net	7,459	7,271
Goodwill	7,667	7,666
Other intangible assets, net	2,455	2,432
Investments in unconsolidated subsidiaries and equity securities	1,395	1,074
Other assets	3,501	2,931
Total assets	$43,070	$42,968

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$608	$499
Current portion of long-term debt	4,662	2,506
All other current liabilities	12,418	12,957
Long-term debt	29,578	31,334
Deferred income taxes	822	799
Other long-term liabilities	5,464	5,103
Total liabilities	53,552	53,198

Total PMI stockholders' deficit	(12,350)	(12,086)
Noncontrolling interests	1,868	1,856
Total stockholders' (deficit) equity	(10,482)	(10,230)
Total liabilities and stockholders' (deficit) equity	$43,070	$42,968

				Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended March 31, 2018			Year Ended December 31, 2017
	April ~ December	January ~ March	12 months
	2017	2018	rolling
Net Earnings	$4,683	$1,647	$6,330	$6,341
Equity (income)/loss in unconsolidated subsidiaries, net	(37)	(11)	(48)	(59)
Provision for income taxes	3,766	559	4,325	4,307
Interest expense, net	695	227	922	914
Depreciation and amortization	678	242	920	875
Asset impairment and exit costs	—	—	—	—
Adjusted EBITDA	$9,785	$2,664	$12,449	$12,378

			March 31,	December 31,
			2018	2017
Short-term borrowings			$608	$499
Current portion of long-term debt			4,662	2,506
Long-term debt			29,578	31,334
Total Debt			$34,848	$34,339
Cash and cash equivalents			7,200	8,447
Net Debt			$27,648	$25,892

Ratios:
Total Debt to Adjusted EBITDA			2.80	2.77
Net Debt to Adjusted EBITDA			2.22	2.09

			Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

	Quarters Ended March 31,
	2018	2017	% Change
Net cash provided by operating activities (1)	$ 1,380	$ 843	63.7%
Currency	137
Net cash provided by operating activities, excluding currency	$ 1,243	$ 843	47.4%

(1) Operating cash flow